Exhibit 99.1

EXL REPORTS 2020 THIRD QUARTER RESULTS

2020 Third Quarter Revenues of $241.0 Million, down 4.1% year-over-year

Q3 Diluted EPS (GAAP) of $0.76, up from $0.55 in Q3 of 2019

Q3 Adjusted Diluted EPS (Non-GAAP) of $1.04, up from $0.84 in Q3 of 2019

New York, NY – October 29, 2020 - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading operations management and analytics company, today announced its financial results for the quarter ended September 30, 2020.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “EXL had a strong third quarter as our revenue increased to $241.0 million from $222.5 million in the second quarter of 2020. Our ‘work-from-anywhere’ delivery model has been very successful and helped us strengthen our relationships with our existing clients and win new business. Adjusted diluted EPS in the third quarter of 2020 was $1.04, improved from $0.53 in the second quarter of 2020, owing to higher revenues and the benefit of cost management measures taken earlier in the year. Our third quarter results demonstrate that clients are continuing to make decisions now to drive their strategic goals despite the challenges presented by the global pandemic. While the full business impact of the pandemic remains uncertain, we are confident in our resilient and agile business model and ability to deliver digital transformation agendas.”

Maurizio Nicolelli, Chief Financial Officer, said, “EXL had a strong rebound in the third quarter compared to our second quarter. We exceeded our preliminary third quarter guidance and are raising our 2020 guidance. Our updated revenue guidance for 2020 is $950 million to $958 million, up from $945 million to $955 million. Our adjusted diluted EPS guidance for 2020 is increased to $3.40 to $3.48 from $3.35 to $3.45. Our balance sheet continues to remain very strong with cash and short-term investments of $362.6 million as of September 30, 2020.”

Financial Highlights: Third Quarter 2020
Effective January 1, 2020, we made certain operational and structural changes to manage and report financial information through our four reportable segments: Insurance, Healthcare, Emerging Business and Analytics. Financial information for historical periods are recast to conform to the current presentation. For details regarding the change in segments, refer to our quarterly report on Form 10-Q for the quarter ended September 30, 2020. Reconciliations of adjusted (non-GAAP) financial measures to GAAP measures are included at the end of this release.

•Revenues for the quarter ended September 30, 2020 decreased to $241.0 million compared to $251.4 million for the third quarter of 2019, a decrease of 4.1% on a reported basis and 4.2% on a constant currency basis from the third quarter of 2019. Revenues increased by 8.3% sequentially on a reported basis and 7.7% on a constant currency basis, from the second quarter of 2020.

	Revenues			Gross Margin
	Three months ended			Three months ended
	September 30, 2020	September 30, 2019	June 30, 2020	September 30, 2020	September 30, 2019	June 30, 2020
Reportable Segments
	(dollars in millions)
Insurance	$87.8	$91.1	$81.3	35.3%	31.7%	27.3%
Healthcare	25.1	25.6	25.0	28.4%	20.4%	21.4%
Emerging Business	37.6	45.9	34.5	44.7%	41.0%	35.1%

Analytics	90.5	88.8	81.7	37.6%	34.8%	29.9%
Total Revenues, net	$241.0	$251.4	$222.5	36.9%	33.4%	28.8%

•Operating income margin for the quarter ended September 30, 2020 was 14.3%, compared to an operating income margin of 8.9% for the third quarter of 2019 and operating income margin of 4.4% for the second quarter of 2020. During the quarter ended September 30, 2019 we recorded impairment and restructuring charges of $0.5 million related to the wind down of the Health Integrated business, which reduced our operating income margin by 20 basis points. Adjusted operating income margin for the quarter ended September 30, 2020 was 19.2% compared to 14.3% for the third quarter of 2019 and 9.4% for the second quarter of 2020.

•Diluted earnings per share for the quarter ended September 30, 2020 was $0.76 compared to $0.55 for the third quarter of 2019 and $0.24 for the second quarter of 2020. During the quarter ended September 30, 2019 we recorded impairment and restructuring charges of $0.5 million ($0.4 million net of tax) related to the wind down of the Health Integrated business, which reduced our diluted earnings per share by $0.01. Adjusted diluted earnings per share for the quarter ended September 30, 2020 was $1.04 compared to $0.84 for the third quarter of 2019 and $0.53 for the second quarter of 2020.

Business Highlights: Third Quarter 2020
•Won 11 new clients in the third quarter of 2020, with five in our operations management businesses and six in Analytics. For the first nine months, we won 30 new clients, with thirteen in operations management businesses and seventeen in Analytics.
•Recognized as the 2020 Gartner Peer Insights Customers’ Choice for Data and Analytics Service Providers.*
•EXL Health Named 'One of the Strongest Performers in the Risk Adjustment & Analytics Space’ in 2020 KLAS Performance Report.
•Achieved Six Leader Placements in the “2020 ISG Provider Lens™ Financial and Accounting Outsourcing for the US and UK”.
•Recognized as a Leader and Star Performer in the Everest Group Life & Pensions Insurance BPO PEAK Matrix® Assessment 2020.
•Opened a new delivery center in Bogotá, Colombia.

2020 Guidance
Based on current visibility, and a U.S. Dollar to Indian Rupee exchange rate of 73.50, British Pound to U.S. Dollar exchange rate of 1.28, U.S. Dollar to the Philippine Peso exchange rate of 48.75 and all other currencies at current exchange rates, we are providing the following guidance:

•Revenue of $950 million to $958 million, representing an annual revenue reduction of 3% to 4% on a constant currency basis from 2019.

•Adjusted diluted earnings per share of $3.40 to $3.48 compared to $3.09 in 2019.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, October 29, 2020 at 8:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384, or if dialing internationally, 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

*Source: Gartner Peer Insights ‘Voice of the Customer’: Data and Analytics Service Providers, Peer Contributors, 22 September 2020.
Disclaimer
Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading operations management and analytics company that helps our clients build and grow sustainable businesses. By orchestrating our domain expertise, data, analytics and digital technology, we look deeper to design and manage agile, customer-centric operating models to improve global operations, drive profitability, enhance customer satisfaction, increase data-driven insights, and manage risk and compliance. Headquartered in New York, EXL has approximately 31,800 professionals in locations throughout the United States, the UK, Europe, India, the Philippines, Colombia, Australia and South Africa. EXL serves multiple industries including insurance, healthcare, banking and financial services, utilities, travel, transportation and logistics, media and retail, among others. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to successfully close and integrate strategic acquisitions, our ability to respond to and manage public health crises, including the outbreak and continued effects of the coronavirus pandemic, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K and EXL’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenues, net	$241,018	$251,392	$709,481	$734,474
Cost of revenues(1)	152,087	167,542	473,144	487,228
Gross profit(1)	88,931	83,850	236,337	247,246
Operating expenses:
General and administrative expenses	26,810	29,590	84,501	93,349
Selling and marketing expenses	15,290	18,302	42,797	53,996
Depreciation and amortization expense	12,425	13,047	37,280	39,466
Impairment and restructuring charges	—	489	—	7,296
Total operating expenses	54,525	61,428	164,578	194,107
Income from operations	34,406	22,422	71,759	53,139
Foreign exchange gain, net	716	1,009	3,452	3,471
Interest expense	(2,628)	(3,180)	(8,583)	(10,626)
Other income, net	2,485	4,563	9,239	13,088
Income before income tax expense and earnings from equity affiliates	34,979	24,814	75,867	59,072
Income tax expense	8,490	5,701	18,416	12,571
Income before earnings from equity affiliates	26,489	19,113	57,451	46,501
Loss from equity-method investment	71	69	193	198
Net income attributable to ExlService Holdings, Inc. stockholders	$26,418	$19,044	$57,258	$46,303
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$0.77	$0.55	$1.66	$1.35
Diluted	$0.76	$0.55	$1.65	$1.33
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings Inc. stockholders:
Basic	34,327,477	34,322,449	34,404,798	34,382,787
Diluted	34,536,049	34,699,497	34,617,830	34,744,968
(1)Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	As of
	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$206,423	$119,165
Short-term investments	156,175	202,238
Restricted cash	7,312	5,453
Accounts receivable, net	154,983	171,864
Prepaid expenses	8,248	13,246
Advance income tax, net	1,138	4,698
Other current assets	30,784	24,594
Total current assets	565,063	541,258
Property and equipment, net	94,103	79,142
Operating lease right-of-use assets	95,873	86,396
Restricted cash	2,277	2,426
Deferred tax assets, net	13,230	11,855
Intangible assets, net	62,941	73,982
Goodwill	348,723	349,529
Other assets	34,280	36,016
Investment in equity affiliate	2,991	2,484
Total assets	$1,219,481	$1,183,088
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	6,213	$6,564
Current portion of long-term borrowings	10,474	40,867
Deferred revenue	13,562	13,436
Accrued employee costs	57,402	68,885
Accrued expenses and other current liabilities	73,043	74,017
Current portion of operating lease liabilities	19,048	24,148
Income taxes payable, net	5,157	1,432
Total current liabilities	184,899	229,349
Long-term borrowings, less current portion	216,235	194,131
Operating lease liabilities, less current portion	89,412	74,709
Income taxes payable	1,790	1,790
Deferred tax liabilities, net	841	966
Other non-current liabilities	16,376	12,142
Total liabilities	509,553	513,087
Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
ExlService Holdings, Inc. Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 38,840,890 shares issued and 33,953,536 shares outstanding as of September 30, 2020 and 38,480,654 shares issued and 34,185,241 shares outstanding as of December 31, 2019	39	39
Additional paid-in capital	413,135	391,240
Retained earnings	609,161	551,903
Accumulated other comprehensive loss	(85,217)	(84,892)
Total including shares held in treasury	937,118	858,290
Less: 4,887,354 shares as of September 30, 2020 and 4,295,413 shares as of December 31, 2019, held in treasury, at cost	(227,190)	(188,289)
Stockholders’ equity	709,928	670,001

Total equity	709,928	670,001
Total liabilities and stockholders’ equity	$1,219,481	$1,183,088

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, impairment charges of acquired long-lived and intangible assets including goodwill, provision for litigation settlement, non-cash interest expense on convertible senior notes, restructuring charges and other acquisition-related expenses or benefits. Acquisition-related expenses or benefits include, changes in the fair value of earn-out consideration liabilities, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits. In addition to excluding the above items, our adjusted net income and adjusted diluted EPS also excludes the effect of incremental income tax expense related to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”), non-recurring other tax adjustments and income tax impact of the above pre-tax items, as applicable. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on a constant currency basis reflects a comparison of current period results translated at the prior period currency rates. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian Rupee, the U.K. pound sterling and the Philippine Peso. The average exchange rate of the U.S. Dollar against the Indian Rupee increased from 70.35 during the quarter ended September 30, 2019 to 74.06 during the quarter ended September 30, 2020, representing an appreciation of 5.3%. The average exchange rate of the U.S. Dollar against the Philippine Peso decreased from 51.59 during the quarter ended September 30, 2019 to 48.71 during the quarter ended September 30, 2020, representing a depreciation of 5.6%. The average exchange rate of the British Pound against the U.S. Dollar increased from 1.22 during the quarter ended September 30, 2019 to 1.31 during the quarter ended September 30, 2020, representing a depreciation of 7.2%.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended September 30, 2020 and September 30, 2019, and the three months ended June 30, 2020:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	September 30,		June 30,
	2020	2019	2020
Net Income (GAAP)	$26,418	$19,044	$8,429
add: Income tax expense	8,490	5,701	4,072
subtract: Interest expense, foreign exchange gain, net, loss from equity-method investment and other income, net	(502)	(2,323)	(2,635)
Income from operations (GAAP)	$34,406	$22,422	$9,866
add: Stock-based compensation expense	8,346	7,427	7,726
add: Amortization of acquisition-related intangibles	3,413	5,502	3,430
add: Impairment and restructuring charges (a)	—	489	—
Adjusted operating income (Non-GAAP)	$46,165	$35,840	$21,022
Adjusted operating income margin as a % of Revenues (Non-GAAP)	19.2%	14.3%	9.4%
add: Depreciation	9,012	7,545	8,975
Adjusted EBITDA (Non-GAAP)	$55,177	$43,385	$29,997
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	22.9%	17.3%	13.5%

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	September 30,		June 30,
	2020	2019	2020
Net income (GAAP)	$26,418	$19,044	$8,429
add: Stock-based compensation expense	8,346	7,427	7,726
add: Amortization of acquisition-related intangibles	3,413	5,502	3,430
add: Impairment and restructuring charges (a)	—	489	—
add: Non-cash interest expense related to convertible senior notes	654	618	654
add: Non-recurring tax expense (b)	—	—	1,320
subtract: Other non-recurring benefits (c)	—	(761)	(556)
subtract: Tax impact on stock-based compensation expense (d)	(1,836)	(1,790)	(1,662)
subtract: Tax impact on amortization of acquisition-related intangibles	(798)	(1,188)	(880)
subtract: Tax impact on impairment and restructuring charges	—	(120)	—
subtract: Tax impact on non-cash interest expense related to convertible senior notes	(162)	(150)	(162)
add: Tax impact on other non-recurring benefits	—	186	137
Adjusted net income (Non-GAAP)	$36,035	$29,257	$18,436
Adjusted diluted earnings per share (Non-GAAP)	$1.04	$0.84	$0.53

(a) To exclude impairment and restructuring charges related to wind down of the Health Integrated business.
(b) To exclude non-recurring tax expense related to certain deferred tax assets and liabilities.
(c) To exclude non-recurring benefits related to wind down of the Health Integrated business and acquisition-related income.
(d) Tax impact includes $52 and $21 during the three months ended September 30, 2020 and 2019 respectively, and $23 during the three months ended June 30, 2020, related to discrete benefits recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.

Contact: Steven N. Barlow
Vice President, Investor Relations
(917) 596-7684
ir@exlservice.com